                                                                  EXHIBIT (6)(b)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                              MANAGEMENT AGREEMENT

     THIS  MANAGEMENT  AGREEMENT  ("Agreement")  is made as of the  28th  day of
April,  2006,  by and between  AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,  INC.,  a
Maryland  corporation  (hereinafter called the "Company"),  and AMERICAN CENTURY
INVESTMENT  MANAGEMENT,  INC., a Delaware  corporation  (hereinafter  called the
"Investment Manager").

     WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange Commission;

     WHEREAS, American Century Capital Portfolios, Inc. has added two new funds,
NT Large Company Value Fund and NT Mid Cap Value Fund; and

     WHEREAS,  the Company is  registered as an open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act"), and has  registered  its shares for public  offering under the Securities Act of
1933, as amended; and

     WHEREAS,  the Company is authorized to create separate funds, each with its own  separate  investment  portfolio  of  which  the  beneficial  interests  are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments  of  each  class  of  each  series  of  shares  of the  Company contemplated  as of the  date  hereof,  and each  class of each  subsequent series of shares as the  Company  shall  select the  Investment  Manager to manage. In such capacity,  the Investment Manager shall either directly, or through  the  utilization  of others as  contemplated  by  Section 7 below, maintain a continuous  investment  program for each series,  determine what securities  shall be purchased or sold by each series,  secure and evaluate such  information as it deems proper and take whatever  action is necessary or convenient to perform its  functions,  including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the  portfolio of all classes of shares of a particular  series as a single portfolio.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the 1940 Act and any rules and regulations promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the Bylaws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                                                          Page 1

     (f)  the registration  statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board  of  Directors  of  the  Company,  its  executive  committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each  series of the  Company's  shares  that it shall  manage other than interest, taxes, brokerage commissions,  extraordinary expenses, the fees and expenses of those directors who are not  "interested  persons"
     as defined in the 1940 Act  (hereinafter  referred  to as the  "Independent
     Directors")  (including  counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution  services under a plan adopted  pursuant to Rule 12b-1 under the 1940 Act.  The  Investment
     Manager will provide the Company with all physical facilities and personnel required  to carry on the  business  of each  class of each  series  of the
     Company's shares that it shall manage,  including but not limited to office space, office furniture,  fixtures and equipment, office supplies, computer
     hardware  and  software  and  salaried  and  hourly  paid  personnel.   The
     Investment  Manager may at its expense  employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT  FEES.  The  Company,  by  resolution  of the  Board of  Directors, including a majority of the  Independent  Directors,  may from time to time authorize the  imposition of a fee as a direct charge  against  shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the Investment  Manager to defray  expenses which would otherwise be paid by the Investment  Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected class and series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class of each  series of shares of the  Company  managed  by the
          Investment  Manager shall pay to the  Investment  Manager a management fee that is  calculated  as  described in this Section 6 using the fee schedules set forth on Schedule A.

     (b)  DEFINITIONS

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor.

                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                                                          Page 2

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO"  of a series of the Company is another account managed by the Investment Manager that is managed by  the  same  Investment  Team  but is  not a  Primary  Strategy
               Portfolio.

          (5)  The  "SECONDARY  STRATEGY SHARE RATIO" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common Investment
               Strategy.

          (6)  The "SECONDARY STRATEGY ASSETS" of a series of the Company is the
               sum  of  the  net  assets  of  the  series'  Secondary   Strategy
               Portfolios  multiplied by the series'  Secondary  Strategy  Share
               Ratio.

          (7)  The  "INVESTMENT  STRATEGY  ASSETS" of a series of the Company is the sum of the net assets of the series and the series' Secondary
               Strategy Assets.

          (8)  The "PER ANNUM FEE DOLLAR AMOUNT" is the dollar amount  resulting from applying the applicable Fee Schedule for a class of a series of the Company using the Investment Strategy Assets.

          (9)  The "PER  ANNUM FEE RATE" for a class of a series of the  Company is the  percentage  rate that results from dividing the Per Annum
               Fee  Dollar  Amount  for the class of a series by the  Investment
               Strategy Assets of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each  series of  shares  set forth on  Schedule  A shall  accrue a fee calculated by multiplying  the Per Annum Fee Rate for that class times the net assets of the class on that day,  and  further  dividing  that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each class of each  series of shares  set forth on  Schedule A shall  pay  the  management  fee to the  Investment  Manager  for  the previous month. The fee for the previous month shall be the sum of the
          Daily  Management  Fee  Calculations  for  each  calendar  day  in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors of the  Company  shall  determine  to issue any  additional  series or classes of shares for which it is proposed that the Investment Manager serve as investment  manager,  the Company and the Investment  Manager may enter into an Addendum to this Agreement setting forth the name of the series  and/or  class,  the Fee  Schedule  for each and such other terms and  conditions  as are  applicable  to the  management  of such series of shares.

7.   SUBCONTRACTS.  In rendering  the  services to be provided  pursuant to this
     Agreement,  the  Investment  Manager  may,  from  time to time,  engage  or associate  itself  with  such  persons  or  entities  as it  determines  is necessary or convenient in its sole  discretion  and may contract with such
     persons  or  entities  to  obtain  information,   investment  advisory  and
     management services, or such other services as the Investment Manager deems appropriate.  Any fees,  compensation  or  expenses  to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity  shall be incurred on behalf of the  Company.  Any arrangement  entered into pursuant to this paragraph  shall,  to the extent required by law, be subject to the

                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                                                          Page 3

     approval of the Board of Directors of the Company,  including a majority of the Independent Directors, and the shareholders of the Company.

8.   CONTINUATION  OF AGREEMENT.  This Agreement  shall continue in effect until
     July 31, 2007, unless sooner terminated as hereinafter provided,  and shall continue  in  effect  from  year  to year  thereafter  only so long as such continuance  is  specifically  approved  at least  annually by the Board of
     Directors of the Company  (including a majority of those  Directors who are not parties hereto or interested  persons of any such party) cast in person at a meeting  called for the purpose of voting on the approval of the terms of such renewal,  or by the vote of a majority of the outstanding  class of voting securities of each series.  The annual approvals provided for herein shall be effective to continue  this  Agreement  from year to year if given within a period  beginning  not more than ninety (90) days prior to July 31 of each  applicable  year,  notwithstanding  the fact that more than  three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

9.   TERMINATION.  This Agreement may be terminated by the Investment Manager at any time without  penalty upon giving the Company 60 days' written  notice, and may be terminated at any time without penalty by the Board of Directors of  the  Company  or by  vote  of a  majority  of  the  outstanding  voting securities of each class of each series on 60 days'  written  notice to the
     Investment Manager.

10.  EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

11.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the 1940 Act, in effect,  treat each  series of shares of an  investment company as a separate investment company.  Accordingly,  the parties hereto hereby  acknowledge  and agree that, to the extent deemed  appropriate  and consistent  with the 1940 Act, this Agreement shall be deemed to constitute a separate  agreement  between  the  Investment  Manager and each series of shares of the Company managed by the Investment Manager.

14.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the

                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                                                          Page 4

     use by the  Company  of the  name  "American  Century"  in the  name of the
     Company and any series of shares  thereof.  Such consent and  non-exclusive license may be revoked by ACPH in its  discretion if ACPH,  the  Investment
     Manager,  or a subsidiary or affiliate of either of them is not employed as the  investment  adviser of each  series of shares of the  Company.  In the event of such  revocation,  the Company  and each series of shares  thereof using the name  "American  Century"  shall cease  using the name  "American
     Century"  unless  otherwise  consented  to by ACPH or any  successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ CHARLES A. ETHERINGTON                       /s/ DAVID H. REINMILLER
--------------------------------------           --------------------------------------
CHARLES A. ETHERINGTON                           DAVID H. REINMILLER
Senior Vice President                            Vice President

                                                                          Page 5

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.                                          Schedule A: Fee Schedules
-------------------------------------------------------------------------------------------------------------
                                                    SCHEDULE A

                                                   FEE SCHEDULES
======================== ================ ===================================================================
                         INVESTMENT
SERIES                   STRATEGY ASSETS                        FEE SCHEDULE BY CLASS
======================== ================ ===================================================================
                                                    INSTITU
                                          INVESTOR  -TIONAL    ADVISOR      A         B        C         R
======================== ================ ========= ========= ========= ========= ======== ========= ========
NT Mid Cap Value Fund    All Assets         n/a      0.800%     n/a       n/a       n/a      n/a       n/a
------------------------ ---------------- --------- --------- --------- --------- -------- --------- --------
NT Large Company         First $1.0         n/a      0.700%     n/a       n/a       n/a      n/a       n/a
                         billion
------------------------ ---------------- --------- --------- --------- --------- -------- --------- --------
Value Fund               Next $4.0          n/a      0.600%     n/a       n/a       n/a      n/a       n/a
                         billion
                         ---------------- --------- --------- --------- --------- -------- --------- --------
                         Over $5.0          n/a      0.500%     n/a       n/a       n/a      n/a       n/a
                         billion
======================== ================ ========= ========= ========= ========= ======== ========= ========

                                                                        Page A-1